Exhibit 10.11.1

     AMENDMENT dated as of March 12, 1968, between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee") a Vermont corporation, and (the "Sponsor") to the Capital Funds Agreement dated as of February 1, 1968, between Vermont Yankee and the Sponsor.

     It is agreed that, in order to clarify a possible ambiguity in said Capital Funds Agreement, Section 5 of said Capital Funds Agreement is hereby amended by striking out the following:

"Vermont Yankee shall be deemed to have capital requirements of the Unit within the meaning of Section 4 if it requires capital for any of the following purposes:"

and by inserting in lieu thereof the following:

"Vermont Yankee shall be deemed to have capital requirements of the Unit within the meaning of Section 4 if it requires capital (including funds to reimburse it for expenditures made for any of the following purposes out of the proceeds of short term borrowings) for any of the following purposes:"

     IN WITNESS WHEREOF, the parties have executed this amendment by their respective officers duly authorized as of the date first above written.


                              VERMONT YANKEE NUCLEAR POWER CORPORATION


                              By
                                        President

                              SPONSOR

                              By
                                        (Officer)


                              Its
                                        (Title)


                                        (Address)